EXHIBIT 10.1

SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT (the “Amendment”) is executed to be effective as of the 21st day of July, 2010, by and between Mercantile Bank, a division of Carolina First Bank, (“Lender”), RTI Biologics, Inc. A Delaware corporation (“RTI”); Tutogen Medical, Inc. a Florida corporation (“Tutogen”), and Tutogen Medical (United States), Inc., a Florida corporation (“Tutogen US”)(RTI, Tutogen and Tutogen US, each a “Borrower” and collectively, the “Borrowers”) (Lender and Borrowers, each a “Party” and collectively, the “Parties”).

PRELIMINARY STATEMENT

WHEREAS Lender and Borrowers have an existing loan relationship as evidenced by, among other things, the following promissory notes executed by each Borrower in favor of Lender:

(i) that certain RLOC Note dated January 28, 2009, and maturing on February 3, 2011, in the original principal amount of $10,000,000.00;

(ii) that certain Term Note dated January 28, 2009, and maturing on February 3, 2011, in the original principal amount of $1,750,000.00 (which has been satisfied); and

(iii) that certain Term Note 2 dated June 11, 2009, and maturing on June 11, 2013, in the original principal amount of $848,000.00;

WHEREAS the foregoing loans are governed by, among other things, that certain Loan Agreement dated to be effective as of January 28, 2009, as amended by that First Amendment to Loan Agreement dated to be effective as of June 11, 2009 (together with any modifications, amendments, restatements or replacements thereof, the “Loan Agreement”);

WHEREAS Borrowers have requested and Lender has agreed, subject to the terms and conditions of this Amendment, to enter into a new revolving line of credit in the amount of $15,000,000.00 which is a renewal of the existing revolving line of credit of $10,000,000 at an increased amount of $15,000,000, among other agreements of the Parties as more particularly provided herein.

NOW, THEREFORE, for and in consideration of the premises and the mutual terms and conditions contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the Parties hereto, the Parties agree as follows:

STATEMENT OF AGREEMENT

1. Definitions. Any capitalized terms used but not otherwise defined in this Amendment shall have the meaning as set forth in the Loan Agreement, such definitions being hereby incorporated by reference, and all references to the “Agreement” or “Loan Agreement” contained in the Loan Agreement, or any other Loan Document making reference thereto, shall mean the Loan Agreement, as applicable, as modified and amended by this Amendment.

2. Amendments to Loan Agreement.

(a) Definition of Loan Documents. The definition of “Loan Documents” as defined in the Loan Agreement, in addition those documents, instruments and agreements presently included therein, does hereby include this Amendment, together with any other documents, instruments or agreements executed or delivered in connection herewith.

(b) Definition of Borrowing Base. The definition of “Borrowing Base” is amended to read as follows:

“‘Borrowing Base’ means the sum of: (a) eighty percent (80.00%) of the amount of Borrowers’ Eligible Accounts; plus (b) twenty percent (20.00%) of the net amount of Borrowers’ Eligible Inventory, but not to exceed Two Million and No/100 Dollars ($2,000,000.00); less (c) the amount of any Reserves required by Lender; less (d) the principal amount outstanding under the Term Loan.”

(c) Definition of Eligible Inventory. The defined term “Eligible Inventory” is hereby added to the Loan Agreement as follows:

“‘Eligible Inventory’ means all of Borrowers’ finished goods Inventory acquired and/or created by Borrowers in the ordinary course of Borrowers’ business and valued at the lower of cost or market on a first-in, first-out basis; but excluding any Inventory that is: (i) obsolete or unmerchantable; (ii) held by any Borrower on a consignment basis or under any bailment arrangement; (iii) located or stored at any location other than Borrower’s place of business; (v) not held for use or sale in the ordinary course of Borrowers’ business; (vi) not otherwise subject to a first-priority perfected security interest in favor of the Lender; or (vii) Inventory which Lender otherwise in its reasonable discretion deems not to be Eligible Inventory.”

(d) Definition of RLOC. The definition of “RLOC” is amended to read as follows:

“‘RLOC’ means that certain revolving line of credit loan in amounts not to exceed the RLOC Commitment as more particularly described in Section 2.1 hereof.”

(e) Definition of RLOC Commitment. The defined term “RLOC Commitment” is hereby added to the Loan Agreement as follows:

“‘RLOC Commitment’ means Fifteen Million and No/100 Dollars ($15,000,000.00).”

(f) Definition of RLOC Maturity Date. The definition of “RLOC Maturity Date” is amended to read as follows:

“The ‘RLOC Maturity Date’ shall be the ‘RLOC Maturity Date’ as set forth in the RLOC Note.”

(g) Definition of RLOC Note. The definition of RLOC Not is amended to read as follows:

“‘RLOC Note’ means the revolving note of Borrowers in favor of Lender in the amount of $15,000,000 dated July 21, 2010, as well as any promissory note or notes issued by Borrowers in substitution, replacement, extension, consolidation, amendment or renewal of any such promissory note or notes.”

(h) Section 2.1(a)(i), RLOC Loan Provisions. Section 2.1(a)(i) is hereby amended to read as follows:

“Subject to all terms set forth herein but only during the Commitment Period and for so long as no Event of Default has occurred and is continuing, Lender agrees, from time to time and on the terms hereinafter set forth, to loan to Borrowers, when requested by Borrowers, principal amounts aggregating up to the lesser of (A) the RLOC Commitment or (B) the Borrowing Base as determined by Lender from the periodic reports submitted by Borrowers to Lender. Within the aforesaid limits, Borrowers may borrow, make payments, and reborrow under this Agreement, subject to the provisions hereof.”

(i) Section 2.1(a)(v), RLOC Loan Provisions. Section 2.1(a)(v) is hereby amended to read as follows:

“If the outstanding principal amount of the RLOC at any time exceeds the lesser of the RLOC Commitment or the Borrowing Base, Borrowers shall promptly on demand pay the Lender an amount equal to such excess as a payment on the principal amount of the RLOC. Without limiting the foregoing, which provision may be enforced by Lender at any time and which provision, as well as the other provisions hereof, may not under any circumstance be waived or altered by a course of dealing or otherwise, insofar as Borrowers may request and Lender may be willing in its sole and absolute discretion to make Overadvances. All Overadvances shall be payable on demand, shall be secured by the Collateral and shall bear interest as provided in this Agreement for the RLOC Note. Lender may in its sole discretion honor any request (or deemed request) for an advance even though an Overadvance Condition then exists, or would exist with the making of such advance, and without regard to the existence of, and without waiving, any default or Event of Default.”

(j) Section 4.3(b), Funded Debt to EBIDA Ratio. Section 4.3(b) is amended to read as follows:

“A ratio of Funded Debt to EBIDA Ratio of not more than 1.75 to 1.00, tested quarterly on a rolling four quarter basis.”

(k) Section 4.1(r), Bank Accounts. The Affirmative Covenant set forth in Section 4.1(r) is amended to read as follows:

“Maintain its principal bank accounts with Lender.”

3. Continuing Enforceability of Loan Documents. The terms and conditions of each Loan Document shall remain in full force and effect to the extent such terms and conditions are not inconsistent with the modification and amendment of such Loan Documents concurrently herewith and as otherwise provided in this Amendment, and any such modification or amendment of the Loan Documents shall not be construed as a novation, waiver or release of the repayment or performance of any indebtedness, obligation or liability of any Borrower arising under any Loan Document.

4. Conditions Precedent. Each of the following constitutes a condition precedent to Lender’s obligations and agreements hereunder: (a) each Borrower shall execute and deliver this Amendment and all documents, instruments and agreements contemplated in this Amendment or otherwise reasonably required by Lender to give full force and effect to the terms and conditions of this Amendment and the Loan Documents; (b) each Borrower shall attend to any other matters Lender may reasonably require to be executed or performed by any Borrower or any third-party as a condition precedent to Lender’s obligations hereunder.

5. Continuing Priority of Liens and Security Interests. Each Borrower acknowledges and agrees that this Amendment, together with any transactions contemplated herein or occurring contemporaneously herewith, shall not disturb the existing priority of any Loan Document, or any lien or security interest in favor of Lender granted or created thereunder, and any such Loan Document, lien or security interest shall retain the same priority and effective date as originally provided in any such Loan Document.

6. Continuing Compliance with Loan Documents. Each Borrower does reaffirm, represent, warrant, covenant and agree that: (a) each and every representation and warranty in the Loan Agreement and any other Loan Document remains true and correct as of the date hereof and since the effective date of such Loan Document; (b) each Borrower is in compliance with every applicable covenant and agreement set forth in the Loan Documents to the extent such covenants require compliance on the date hereof; (c) all of the terms, provisions, covenants, warranties and agreements contained in the Loan Agreement and all other Loan Documents remain in full force and effect and the obligations of each Borrower thereunder are hereby acknowledged, ratified and confirmed to be the valid and binding obligations thereof; and (d) there exists no Event of Default, as defined in the Loan Agreement, or any other default or breach under any other Loan Document or other agreement executed by any Borrower in favor of Lender.

7. Fees, Costs, and Expenses. In addition to any other fees, costs or expenses to be paid by Borrowers as provided in the Loan Documents, Borrowers shall pay to Lender on or before the effective date of this Amendment a loan fee in the amount of Eight Thousand Seven Hundred Fifty and No/100 Dollars ($8,750.00) together with Lender’s attorneys’ fees and any other miscellaneous costs and expenses of Lender incurred in connection herewith.

[SIGNATURE PAGE ATTACHED]

IN WITNESS WHEREOF, the undersigned have executed under seal this Second Amendment to Loan Agreement to be effective as of the date above first written:

WITNESSES:	BORROWERS:

/s/ Keith C. Koford	RTI BIOLOGICS, INC. (SEAL)

/s/ Robert P. Jordheim	/s/ Robert P. Jordheim
Robert P. Jordheim, Executive Vice President and Chief Financial Officer

/s/ Keith C. Koford
TUTOGEN MEDICAL (UNITED STATES), INC. (SEAL)
/s/ Valerie A. Keeney
/s/ Thomas F. Rose
Thomas F. Rose, Executive Vice President

/s/ Keith C. Koford
TUTOGEN MEDICAL, INC. (SEAL)
/s/ Valerie A. Keeney
/s/ Thomas F. Rose
Thomas F. Rose, Executive Vice President

LENDER:
/s/ Keith C. Koford
MERCANTILE BANK (SEAL)
/s/ Robert P. Jordheim
	By:	/s/ Kip Harrison

	Its:	Senior Vice President